Exhibit 99.1

NewsRelease NYSE: WPZ
Date: May 5, 2010
Williams Partners L.P. Reports First-Quarter 2010 Financial Results
•	Net Income is $313 Million, $0.61 per unit for 1Q 2010

•	Higher NGL Margins in Midstream Drive Strong 1Q Results

•	Gas Pipeline Delivers Stable Earnings, Cash Flow

•	Quarterly Distribution Increased 3.5%

•	2010-11 Guidance Increased on Higher Expected NGL Margins; 2012 Guidance Introduced

Quarterly Summary Financial Information	1Q
Amounts in millions, except per-unit amounts.	2010		2009
(Unaudited)
Net income	$313		$183

Net income per common L.P. unit	$0.61		$0.36

Distributable cash flow (DCF) (1)	$416		$299
Less: Pre-partnership DCF (2)	(143)		(269)

DCF attributable to partnership operations	$273		$30

Cash distribution coverage ratio (1)	1.76	x	0.88	x

(1)	Distributable Cash Flow and Cash Distribution Coverage Ratio are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.

(2)	For 2010, this amount represents DCF for the contributed assets for January 2010 as the partnership received cash flows from the contributed assets beginning Feb. 1, 2010. For 2009, this amount represents all of the DCF for the contributed assets since this entire period was prior to the receipt of cash flows from the contributed assets.
     TULSA, Okla. – Williams Partners L.P. (NYSE: WPZ) today announced unaudited first-quarter 2010 net income of $313 million, compared with first-quarter 2009 net income of $183 million. Net income per common limited-partner unit for first-quarter 2010 was $0.61, compared with $0.36 per unit for first-quarter 2009.
     Higher natural gas liquid (NGL) margins in the midstream business drove the substantial increase in net income for the first quarter. Results from the gas pipeline business were steady as expected. There is a more detailed discussion of the midstream and gas pipeline business results in the business segment performance section below.
     The results throughout this release have been recast to reflect the partnership’s asset contribution transactions with Williams (NYSE: WMB), which closed on Feb. 17, 2010. Please see the partnership’s Feb. 17 and Jan. 19 news releases for details on the transactions.

Williams Partners L.P. (NYSE: WPZ) First-Quarter 2010 Financial Results – May 5, 2010	Page 1 of 9

     In the recasting of the partnership’s net income, all of the contributed assets’ net income occurring prior to the closing date was allocated to Williams.
Asset Contributions Drive Substantial Increase in Distributable Cash Flow
     For first-quarter 2010, Williams Partners’ distributable cash flow attributable to partnership operations was $273 million, compared with $30 million for first-quarter 2009.
     The substantial increase in distributable cash flow attributable to partnership operations is due to the growth of the partnership via the asset contribution transactions. Higher per-unit NGL margins and a higher cash distribution from the partnership’s Discovery investment also contributed to the improved results for first-quarter 2010.
CEO Perspective
     “This first quarter demonstrated the earnings and cash flow generation power of the new Williams Partners,” said Steve Malcolm, chief executive officer of the general partner of Williams Partners.
     “Our gas pipeline and fee-based midstream businesses provided a steady base of earnings and cash flow, while much higher NGL margins drove a significant improvement in the commodity-based midstream business,” Malcolm said. “Our first-quarter performance resulted in a strong cash distribution coverage ratio of 1.76x.”
     “Looking ahead to the rest of the year, we have a number of important organic growth projects in both the midstream and gas pipeline businesses, in both established and emerging basins.
     “For example, the Marcellus Shale is an important new growth area for the partnership. The Transco pipeline runs through the heart of the shale play and we continue to expand our midstream presence – through both the Laurel Mountain Midstream joint venture and the new gathering pipeline we will begin building later this year,” Malcolm said.
Guidance Increased for 2010-11, Guidance Introduced for 2012
     The chart below shows Williams Partners’ 2010-12 commodity price assumptions and the related outlook for its financial results for 2010-12.
     Management has increased recurring segment profit guidance for 2010-11 by approximately 10 percent and increased 2011 distributable cash flow guidance by approximately 14 percent. Both increases reflect higher expected average NGL margins in the midstream business for 2010-11.
     The partnership is also providing its initial commodity price assumptions and financial results outlook for 2012.

Williams Partners L.P. (NYSE: WPZ) First-Quarter 2010 Financial Results — May 5, 2010	Page 2 of 9

Commodity Price Assumptions and	2010						2011						2012
Average NGL Margins	Low		Mid		High		Low		Mid		High		Low		Mid		High
Natural Gas ($/MMBtu):
NYMEX	$4.00		$4.50		$5.00		$4.50		$5.50		$6.50		$4.80		$5.95		$7.10
Rockies	$3.75		$4.20		$4.65		$4.25		$5.20		$6.15		$4.50		$5.60		$6.70
San Juan	$3.85		$4.35		$4.85		$4.35		$5.30		$6.25		$4.65		$5.75		$6.85

Oil / NGL:
Crude Oil — WTI ($ per barrel)	$70		$80		$90		$71		$86		$101		$72		$87		$102
Crude to Gas Ratio	17.5	x	17.8	x	18.0	x	15.5	x	15.7	x	15.8	x	14.4	x	14.7	x	15.0	x
NGL to Crude Oil Relationship (1)	54%		56%		57%		53%		54%		55%		52%		54%		55%

Average NGL Margins ($ per gallon)	$0.52		$0.64		$0.75		$0.51		$0.65		$0.78		$0.47		$0.60		$0.72
Williams Partners Guidance
Amounts are in millions except coverage ratio.

	Low		Mid		High		Low		Mid		High		Low		Mid		High
DCF attributable to partnership ops. (2) (3)	$1,050		$1,225		$1,400		$1,250		$1,500		$1,750		$1,300		$1,525		$1,750

Total Cash Distribution (3)	$828		$828		$828		TBD		TBD		TBD		TBD		TBD		TBD

Cash Distribution Coverage Ratio (2) (3)	1.3	x	1.5	x	1.7	x	1.4	x	1.7	x	1.9	x	1.4	x	1.7	x	1.9	x

Recurring Segment Profit:
Gas Pipeline	$610		$635		$660		$650		$670		$690		$700		$720		$740
Midstream	775		950		1,125		800		1,025		1,250		825		1,050		1,275

Total Recurring Segment Profit	$1,385		$1,585		$1,785		$1,450		$1,695		$1,940		$1,525		$1,770		$2,015

Recurring Segment Profit + DD&A:
Gas Pipeline	$950		$985		$1,020		$1,000		$1,030		$1,060		$1,060		$1,090		$1,120
Midstream	990		1,175		1,360		1,035		1,270		1,505		1,060		1,295		1,530

Total Recurring Segment Profit + DD&A	$1,940		$2,160		$2,380		$2,035		$2,300		$2,565		$2,120		$2,385		$2,650

Capital Expenditures:
Maintenance	$315		$335		$355		$300		$320		$340		$310		$370		$430
Growth	660		765		870		425		580		735		495		635		775

Total Capital Expenditures	$975		$1,100		$1,225		$725		$900		$1,075		$805		$1,005		$1,205

(1)	This is calculated as the price of natural gas liquids as a percentage of the price of crude oil on an equal volume basis.

(2)	Distributable Cash Flow, Cash Distribution Coverage Ratio and Recurring Segment Profit are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release. Also, the Cash Distribution Coverage ratio in the chart for 2011-12 is based on the Cash Distribution per LP unit level for 1Q 2010 of $0.6575 per quarter.

(3)	For 2010, this amount includes distributable cash flow and total cash distributions for the contributed assets for the period Feb. 1 through Dec. 31. Previous guidance for 2010 assumed a full year in post-restructuring form.

Williams Partners L.P. (NYSE: WPZ) First-Quarter 2010 Financial Results — May 5, 2010	Page 3 of 9

Business Segment Performance
     Williams Partners is now reporting its results in its post-asset contribution structure. The partnership’s operations are reported through two business segments, Gas Pipeline and Midstream Gas & Liquids.
     Gas Pipeline includes the partnership’s interstate natural gas pipelines and pipeline joint venture investments. Gas Pipeline also includes the partnership’s ownership interest in Williams Pipeline Partners L.P. (NYSE: WMZ), a gas-pipeline focused master limited partnership formed in 2007.
     Midstream Gas & Liquids includes the partnership’s natural gas gathering, treating and processing business and is comprised of several wholly-owned and partially-owned subsidiaries.

Consolidated Segment Profit	1Q
Amounts in millions	2010	2009
Gas Pipeline	$169	$172
Midstream Gas & Liquids	245	80

Total Segment Profit	$414	$252

Non-recurring items	(5)	1

Recurring Segment Profit*	$409	$253

*	A schedule reconciling segment profit to recurring segment profit is attached to this press release.
Gas Pipeline
     Williams Partners owns interests in three major interstate natural gas pipeline systems – Transco, Northwest Pipeline and Gulfstream. These systems have a combined total annual throughput of approximately 2,700 trillion British Thermal Units of natural gas, which is approximately 12 percent of the natural gas consumed in the United States. Combined peak-day delivery capacity is approximately 12 billion cubic feet per day.
     Gas Pipeline reported segment profit of $169 million for first-quarter 2010, compared with $172 million for first-quarter 2009.
     The slightly lower segment profit was due primarily to lower other service revenues and lower production area revenues partially offset by higher revenues from the Sentinel expansion project which was placed in service in fourth-quarter 2009. Higher operating expenses and project development costs, partly offset by lower selling, general and administrative expenses also contributed to the lower results. A $5 million gain on the sale of storage gas partially offset these impacts.
     The gas pipeline business has a significant portfolio of expansion projects to expand its services to key markets over the next several years. Among the expansions expected to be placed into service in 2010 are the Mobile Bay South, 85 North and Sundance Trail expansions.
     The Mobile Bay South expansion includes a new compression facility in Alabama allowing transportation service to various southbound delivery points. The cost of the project is estimated to be $37 million. The

Williams Partners L.P. (NYSE: WPZ) First-Quarter 2010 Financial Results — May 5, 2010	Page 4 of 9

expansion was recently placed into service, increasing capacity by 253 Mdt/d.
     The 85 North project is an expansion of the partnership’s existing natural gas transmission system from Alabama to various delivery points as far north as North Carolina. The cost of the project is estimated to be $241 million. Phase I service is anticipated to begin in July 2010 and will increase capacity by 90 Mdt/d. A second phase is expected to be placed into service in 2011 and will increase capacity by an additional 218Mdt/d.
     Sundance Trail includes approximately 16 miles of 30-inch pipeline between the partnership’s existing compressor stations in Wyoming. The project also includes an upgrade to an existing compressor station and is estimated to cost approximately $60 million. The estimated in-service date is November 2010 and will increase capacity by 150 Mdt/d.
Midstream Gas & Liquids
     Midstream provides natural gas gathering, treating, and processing; deepwater production handling and oil transportation; and NGL fractionation and storage services.
     The business reported segment profit of $245 million for first-quarter 2010, compared with segment profit of $80 million for first-quarter 2009.
     The significant increase in segment profit during first-quarter 2010 is primarily the result of much higher per-unit NGL margins compared with the recession-driven, unusually low NGL margins in first-quarter 2009. However, the average NGL margins of $0.58 per gallon for first-quarter 2010 were also an improvement over the fourth-quarter 2009 average of $0.54 per gallon.

	2009			2010
NGL Margin Trend	2Q	3Q	4 Q	1Q
NGL margins (millions)	$103	$142	$169	$193

NGL equity volumes (gallons in millions)	297	317	314	332

Per-unit NGL margins ($/gallon)	$0.35	$0.45	$0.54	$0.58
     Higher NGL equity sales volumes also contributed to the improved results in the first quarter. New production at Willow Creek, along with unusually low plant recoveries in first-quarter 2009 drove the first-quarter improvement in NGL equity sales volumes.
     Higher equity earnings from the partnership’s Discovery investment also contributed to the higher segment profit for the quarter. Higher volumes in 2010 and higher processing margins drove the increase in equity earnings from Discovery. The higher volumes in 2010 were the result of new volumes from the Tahiti expansion and the unusually low volumes in 2009 that were caused by hurricanes in late 2008.
     The midstream business is currently making progress on a number of organic expansion projects. Among those is the Perdido Norte project in the western deepwater of the Gulf of Mexico. This expansion began startup operations in late first-quarter 2010. The project includes a 200 MMcf/d expansion of the onshore Markham gas

Williams Partners L.P. (NYSE: WPZ) First-Quarter 2010 Financial Results — May 5, 2010	Page 5 of 9

processing facility and a total of 184 miles of deepwater oil and gas lines that expand the scale of the partnership’s existing infrastructure.
     Construction also continues on Williams Partners’ major expansion projects including additional processing and NGL production facilities at the Echo Springs facility and related gathering system expansions in the Wamsutter area of Wyoming; a gas gathering pipeline in the Marcellus Shale region and additions to the gathering system infrastructure within the partnership’s Laurel Mountain Midstream joint venture.
Definitions of Non-GAAP Financial Measures
     This press release includes certain financial measures, Recurring Segment Profit and Distributable Cash Flow that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.
     For Williams Partners L.P., Recurring Segment Profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes Recurring Segment Profit provides investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.
     For Williams Partners L.P. we define Distributable Cash Flow as net income plus depreciation, amortization and accretion and cash distributions from our equity investments less our earnings from our equity investments, distributions to noncontrolling interests and maintenance capital expenditures. We also adjust for payments and/or reimbursements under an omnibus agreement with Williams and certain non-cash, non-recurring items. Total Distributable Cash Flow is reduced by any amounts associated with operations, which occurred prior to our ownership of the underlying assets to arrive at Distributable Cash Flow attributable to partnership operations.
     For Williams Partners L.P. we also calculate the ratio of Distributable Cash Flow attributable to partnership operations to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of Distributable Cash Flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.
     This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither Recurring Segment Profit nor Distributable Cash Flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Williams Partners L.P. (NYSE: WPZ) First-Quarter 2010 Financial Results — May 5, 2010	Page 6 of 9

Analyst Meeting in New York City on May 11
     Williams’ management will host an analyst meeting in New York City on Tuesday, May 11. During the meeting, the company’s senior management will present highlights and an overview of Williams’ and Williams Partners’ natural gas businesses.
     The meeting will begin at 8:30 a.m. EDT. The morning session will focus on overviews of Williams and Williams Partners, plus in-depth presentations on Williams Partners’ midstream and gas pipeline businesses; the afternoon session will feature an in-depth presentation on Williams’ exploration and production business.
     Both sessions will be broadcast live via webcast. Participants are encouraged to access the webcast at www.williams.com or www.williamslp.com. Slides will be available the morning of May 11 on both web sites for viewing, downloading and printing. A replay of the analyst meeting webcast will be available for two weeks following the event at the web sites listed above.
Today’s Analyst Call
     Management will discuss the first-quarter results and outlook during a live webcast beginning at 11 a.m. EDT today. Participants are encouraged to access the webcast and slides for viewing, downloading and printing at www.williamslp.com.
     A limited number of phone lines also will be available at (888) 417-8531. International callers should dial (719) 325-2101. Replays of the first-quarter webcast, in both streaming and downloadable podcast formats, will be available for two weeks at www.williamslp.com following the event.
Form 10-Q
     The partnership plans to file its Form 10-Q with the Securities and Exchange Commission today. The document will be available on both the SEC and Williams Partners web sites.
About Williams Partners L.P. (NYSE: WPZ)
Williams Partners L.P. is a leading diversified master limited partnership focused on natural gas transportation; gathering, treating, and processing; storage; natural gas liquid (NGL) fractionation; and oil transportation. The partnership owns interests in three major interstate natural gas pipelines that, combined, deliver 12 percent of the natural gas consumed in the United States. The partnership’s gathering and processing assets include large-scale operations in the U.S. Rocky Mountains and both onshore and offshore along the Gulf of Mexico. Williams (NYSE: WMB) owns approximately 84 percent of Williams Partners, including the general-partner interest. More information is available at www.williamslp.com. Go to http://www.b2i.us/irpass.asp?BzID=1296&to=ea&s=0 or http://www.b2i.us/irpass.asp?BzID=630&to=ea&s=0 to join our e-mail list.

Williams Partners L.P. (NYSE: WPZ) First-Quarter 2010 Financial Results — May 5, 2010	Page 7 of 9

Contact:	Jeff Pounds Williams (media relations) (918) 573-3332

Travis Campbell Williams (investor relations) (918) 573-2944

Sharna Reingold Williams (investor relations) (918) 573-2078

David Sullivan Williams (investor relations) (918) 573-9360
# # #
Williams Partners L.P. is a limited partnership formed by The Williams Companies, Inc. (Williams). Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:
•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	The levels of cash distributions to unitholders;

•	Seasonality of certain business segments; and

•	Natural gas and natural gas liquids prices and demand.
Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:
•	Whether we have sufficient cash from operations to enable us to maintain current levels of cash distributions or to pay the minimum quarterly distribution following establishment of cash reserves and payment of fees and expenses, including payments to our general partner;

•	Availability of supplies (including the uncertainties inherent in assessing and estimating future natural gas reserves), market demand, volatility of prices, and the availability and cost of capital;

•	Inflation, interest rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors;

•	Development of alternative energy sources;

•	The impact of operational and development hazards;

•	Costs of, changes in, or the results of laws, government regulations (including proposed climate change legislation), environmental liabilities, litigation and rate proceedings;

•	Our allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by our affiliates;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risks of our customers;

Williams Partners L.P. (NYSE: WPZ) First-Quarter 2010 Financial Results — May 5, 2010	Page 8 of 9

•	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;

•	Risks associated with future weather conditions;

•	Acts of terrorism; and

•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).
Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on February 25, 2010, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williamslp.com.

Williams Partners L.P. (NYSE: WPZ) First-Quarter 2010 Financial Results — May 5, 2010	Page 9 of 9

Financial Highlights and Operating Statistics
(UNAUDITED)
Final
March 31, 2010

Reconciliation of Non-GAAP Measures
(UNAUDITED)

     This press release includes certain financial measures, Recurring Segment Profit and Distributable Cash Flow that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.
     For Williams Partners L.P., Recurring Segment Profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes Recurring Segment Profit provides investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.
     For Williams Partners L.P. we define Distributable Cash Flow as net income plus depreciation, amortization and accretion and cash distributions from our equity investments less our earnings from equity investments, distributions to noncontrolling interests and maintenance capital expenditures. We also adjust for payments and/or reimbursements under an omnibus agreement with Williams and certain non-cash, non-recurring items. Total Distributable Cash Flow is reduced by any amounts associated with operations, which occurred prior to our ownership of the underlying assets to arrive at Distributable Cash Flow attributable to partnership operations.
     For Williams Partners L.P. we also calculate the ratio of Distributable Cash Flow attributable to partnership operations to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of Distributable Cash Flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.
     This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither Recurring Segment Profit nor Distributable Cash Flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

	2009 (a)					2010
(Millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr

Williams Partners L.P.
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income	$183	$215	$279	$354	$1,031	$313
Depreciation and amortization	131	131	133	136	531	134

Non-cash amortization of debt issuance costs included in interest expense	2	3	2	3	10	4
Equity earnings from investments	(5)	(16)	(30)	(30)	(81)	(26)
Distributions to noncontrolling interests	(6)	(6)	(6)	(6)	(24)	(6)
Gain on sale of assets	—	—	—	(40)	(40)	—
Involuntary conversion gain resulting from Ignacio fire	1	—	(5)	—	(4)	—

Reimbursements (payments) from/(to) Williams under omnibus agreement	—	1	1	—	2	—
Maintenance capital expenditures	(15)	(31)	(103)	(109)	(258)	(32)

Distributable Cash Flow excluding equity investments	291	297	271	308	1,167	387
Plus: Equity investments cash distributions to Williams Partners L.P.	8	15	27	37	87	29

Distributable Cash Flow	299	312	298	345	1,254	416
Less: Pre-partnership Distributable Cash Flow	269	281	236	277	1,063	143

Distributable cash flow attributable to partnership operations	$30	$31	$62	$68	$191	$273

Total cash distributed:	$34	$34	$34	$34	$137	$155

Coverage ratios:

Distributable cash flow attributable to partnership operations divided by Total cash distributed	0.88	0.92	1.80	1.97	1.39	1.76

Net income divided by Total cash distributed	5.35	6.32	8.16	10.35	7.55	2.02

(a)	Amounts reported above for 2009 have been recast to reflect the impact of the February 2010 dropdown of certain assets from The Williams Companies to Williams Partners L.P.

Reconciliation of GAAP “Segment Profit” to Non-GAAP “Recurring Segment Profit”
(UNAUDITED)

	2009*					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Gas Pipeline	$172	$155	$148	$160	$635	$169

Midstream Gas & Liquids	80	130	199	264	673	245

Segment Profit	$252	$285	$347	$424	$1,308	$414

Nonrecurring items:

Gas Pipeline
Unclaimed property assessment accrual — TGPL	—	—	—	3	3	—
Unclaimed property assessment accrual — NWP	—	—	—	1	1	—
Gain on sale of base gas from Hester storage field	—	—	—	—	—	(5)

Total Gas Pipeline nonrecurring items	—	—	—	4	4	(5)

Midstream Gas & Liquids
Involuntary conversion gain related to Ignacio	1	—	(5)	—	(4)	—
Gain on sale of Cameron Meadows	—	—	—	(40)	(40)	—
Restructuring transaction costs	—	—	—	1	1	—

Total Midstream Gas & Liquids nonrecurring items	1	—	(5)	(39)	(43)	—

Total nonrecurring items included in segment profit	1	—	(5)	(35)	(39)	(5)

Recurring segment profit	$253	$285	$342	$389	$1,269	$409

*	Amounts reported above for 2009 have been recast to reflect the impact of the February 2010 dropdown of certain assets from The Williams Companies to Williams Partners L.P.

Williams Partners L.P.
(UNAUDITED)

	Full Year Forecasted 2010			Full Year Forecasted 2011			Full Year Forecasted 2012
(Millions)	Low	Midpoint	High	Low	Midpoint	High	Low	Midpoint	High
Reconciliation of Non-GAAP “Distributable Cash Flow attributable to partnership operations” to GAAP “Net income”
Note: 2010 assumes full year in post-restructuing form.

Net income	$925	$1,113	$1,300	$935	$1,190	$1,445	$1,025	$1,288	$1,550
Depreciation and amortization	555	575	595	585	605	625	595	615	635
Other	(115)	(128)	(140)	30	25	20	(10)	(8)	(5)
Maintenance capital expenditures	(315)	(335)	(355)	(300)	(320)	(340)	(310)	(370)	(430)

Distributable cash flow attributable to partnership operations	$1,050	$1,225	$1,400	$1,250	$1,500	$1,750	$1,300	$1,525	$1,750

Total cash to be distributed	$828	$828	$828	TBD	TBD	TBD	TBD	TBD	TBD

Coverage ratios:

Distributable cash flow attributable to partnership operations divided by Total cash distributed *	1.3	1.5	1.7	1.4	1.7	1.9	1.4	1.7	1.9

Net income divided by Total cash distributed *	1.1	1.3	1.6	1.0	1.3	1.6	1.1	1.4	1.7

*	Calculations based on announced first quarter 2010 cash distribution amount of $.6575/per unit.

Reconciliation of Non-GAAP “Recurring Segment Profit” to GAAP “Segment Profit”
Segment Profit:
Midstream	$775	$950	$1,125	$800	$1,025	$1,250	$825	$1,050	$1,275
Gas Pipeline	615	640	665	650	670	690	700	720	740

Total Segment Profit	1,390	1,590	1,790	1,450	1,695	1,940	1,525	1,770	2,015
Nonrecurring items:
Gas Pipeline — Gain on sale of Hester gas	(5)	(5)	(5)	—	—	—	—	—	—

Recurring segment profit	$1,385	$1,585	$1,785	$1,450	$1,695	$1,940	$1,525	$1,770	$2,015

Consolidated Statement of Income
(UNAUDITED)

	2009*					2010
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Revenues:
Gas Pipeline	$401	$421	$380	$389	$1,591	$407
Midstream Gas & Liquids	558	663	802	905	2,928	1,051
Intercompany eliminations	(2)	(3)	(1)	(1)	(7)	—

Total revenues	957	1,081	1,181	1,293	4,512	1,458

Segment costs and expenses:
Costs and operating expenses	643	738	793	857	3,031	1,014
Selling, general and administrative expenses	70	71	72	76	289	59
Other (income) expense — net	(3)	3	(1)	(34)	(35)	(3)

Segment costs and expenses	710	812	864	899	3,285	1,070
General corporate expenses	25	26	26	28	105	34

Operating income:
Gas Pipeline	164	147	138	151	600	160
Midstream Gas & Liquids	83	122	179	243	627	228
General corporate expenses	(25)	(26)	(26)	(28)	(105)	(34)

Total operating income	222	243	291	366	1,122	354

Equity earnings	5	16	30	30	81	26
Interest accrued — third party	(51)	(51)	(51)	(52)	(205)	(81)
Interest accrued — affiliate	(14)	(16)	(9)	(13)	(52)	—
Interest capitalized	14	17	10	15	56	12
Interest income — third party	1	—	—	—	1	—
Interest income — affiliate	4	6	5	4	19	3
Other income (expense) — net	3	2	4	4	13	(1)

Income before income taxes	184	217	280	354	1,035	313
Provision for income taxes	1	2	1	—	4	—

Net income	183	215	279	354	1,031	313
Less: Net income attributable to noncontrolling interests	7	6	7	7	27	6

Net income attributable to controlling interests	$176	$209	$272	$347	$1,004	$307

Allocation of net income for calculation of earnings per common unit:
Net income attributable to controlling interests	$176	$209	$272	$347	$1,004	$307
Allcation of net income to general partner and Class C units	157	183	217	295	852	275

Allocation of net income to common units	$19	$26	$55	$52	$152	$32

Net income, per common unit	$0.36	$0.48	$1.04	$0.99	$2.88	$0.61

Weighted-average number of common units outstanding	52,777,452	52,777,452	52,777,452	52,777,452	52,777,452	52,777,452

*	Amounts reported above for 2009 have been recast to reflect the impact of the February 2010 dropdown of certain assets from The Williams Companies to Williams Partners L.P.

Gas Pipeline
(UNAUDITED)

	2009					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Revenues:
Northwest Pipeline	$112	$107	$107	$108	$434	$106
Transcontinental Gas Pipe Line	290	312	274	282	1,158	300
Other	(1)	2	(1)	(1)	(1)	1

Total revenues	401	421	380	389	1,591	407

Segment costs and expenses:
Costs and operating expenses	196	231	197	191	815	212
Selling, general and administrative expenses	42	39	41	42	164	33
Other (income) expense — net	(1)	4	4	5	12	2

Total segment costs and expenses	237	274	242	238	991	247

Equity earnings	8	8	10	9	35	9

Reported segment profit:
Northwest Pipeline	58	51	55	56	220	54
Transcontinental Gas Pipe Line	107	98	88	96	389	108
Other	7	6	5	8	26	7

Total reported segment profit	172	155	148	160	635	169

Nonrecurring adjustments:
Northwest Pipeline	—	—	—	1	1	—
Transcontinental Gas Pipe Line	—	—	—	3	3	(5)

Total nonrecurring adjustments	—	—	—	4	4	(5)

Recurring segment profit:
Northwest Pipeline	58	51	55	57	221	54
Transcontinental Gas Pipe Line	107	98	88	99	392	103
Other	7	6	5	8	26	7

Total recurring segment profit	$172	$155	$148	$164	$639	$164

Operating statistics

Northwest Pipeline
Throughput (TBtu)	224.0	172.9	165.7	205.9	768.5	179.4
Average daily transportation volumes (TBtu)	2.5	1.9	1.8	2.2	2.1	2.0
Average daily firm reserved capacity (TBtu)	2.6	2.6	2.6	2.7	2.7	2.8

Transcontinental Gas Pipe Line
Throughput (TBtu)	549.7	420.8	443.4	487.5	1,901.4	586.1
Average daily transportation volumes (TBtu)	6.1	4.6	4.8	5.3	5.2	6.5
Average daily firm reserved capacity (TBtu)	7.0	6.6	6.7	6.9	6.8	7.0

Midstream Gas & Liquids
(UNAUDITED)

	2009					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Revenues:
Gathering & processing	$107	$106	$121	$129	$463	$117
NGL sales from gas processing	150	172	217	268	807	338
Production handling and transportation	31	31	33	28	123	29
Marketing sales	449	558	720	829	2,556	999
Other revenues	37	37	35	39	148	43

	774	904	1,126	1,293	4,097	1,526
Intrasegment eliminations	(216)	(241)	(324)	(388)	(1,169)	(475)

Total revenues	558	663	802	905	2,928	1,051

Segment costs and expenses:
NGL cost of goods sold	92	69	75	99	335	145
Marketing cost of goods sold	444	542	714	811	2,511	997
Other cost of goods sold	7	5	5	9	26	10
Operating costs	124	134	125	136	519	125
Other
Selling, general and administrative expenses	28	32	31	35	126	26
Other (income) expense — net	(4)	—	(3)	(40)	(47)	(5)
Intrasegment eliminations	(216)	(241)	(324)	(388)	(1,169)	(475)

Total segment costs and expenses	475	541	623	662	2,301	823

Equity earnings	(3)	8	20	21	46	17

Reported segment profit	80	130	199	264	673	245
Nonrecurring adjustments	1	—	(5)	(39)	(43)	—

Recurring segment profit	$81	$130	$194	$225	$630	$245

Operating statistics

Gathering and Processing
Gathering volumes (TBtu)	252	251	277	288	1,068	272
Plant inlet natural gas volumes (Tbtu)	318	308	352	364	1,342	360
NGL equity sales (million gallons) *	292	297	317	314	1,220	332
NGL margin ($/gallon)	$0.20	$0.35	$0.45	$0.54	$0.39	$0.58
NGL production (million gallons) *	579	590	657	683	2,509	671

Discovery Producer Services L.L.C. (equity investment) - 100%
NGL equity sales (million gallons)	12	25	30	27	94	30
NGL production (million gallons)	30	56	79	85	250	89

Laurel Mountain Midstream, LLC (equity investment) - 100%
Gathering volumes (Tbtu)	—	3	9	10	22	9

*	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

Capital Expenditures and Investments
(UNAUDITED)

	2009					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Capital expenditures:

Gas Pipeline:
Northwest Pipeline	9	36	58	50	153	10
Transcontinental Gas Pipe Line	22	45	94	142	303	56

Total	31	81	152	192	456	66
Midstream Gas & Liquids	128	136	96	71	431	56

Total*	$159	$217	$248	$263	$887	$122

Purchase of investments:

Gas Pipeline	5	3	1	2	11	1
Midstream Gas & Liquids	3	112	(1)	6	120	8

Total	$8	$115	$—	$8	$131	$9

Summary:

Gas Pipeline	36	84	153	194	467	67
Midstream Gas & Liquids	131	248	95	77	551	64

Total	$167	$332	$248	$271	$1,018	$131

Cumulative summary:

Gas Pipeline	36	120	273	467	467	67
Midstream Gas & Liquids	131	379	474	551	551	64

Total	$167	$499	$747	$1,018	$1,018	$131

Capital expenditures incurred and purchase of investments
Increases to property, plant and equipment	$155	$202	$305	$294	$956	$105
Purchase of investments	8	115	—	8	131	9

Total	$163	$317	$305	$302	$1,087	$114

Increases to property, plant and equipment	$155	$202	$305	$294	$956	$105
Changes in related accounts payable and accrued liabilities	4	15	(57)	(31)	(69)	17

Capital expenditures	$159	$217	$248	$263	$887	$122

Depreciation and Amortization
(UNAUDITED)

	2009					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Depreciation and amortization:
Gas Pipeline:
Northwest Pipeline	21	21	22	22	86	22
Transcontinental Gas Pipe Line	61	61	62	64	248	63
Other	—	1	(1)	—	—	—

Total	82	83	83	86	334	85
Midstream Gas & Liquids	48	48	50	51	197	49

Total	$130	$131	$133	$137	$531	$134